EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT
                                 BY AND BETWEEN
            DORAN SAUER AND ASSOCIATED AUTOMOTIVE GROUP INCORPORATED

                                DECEMBER 19, 2002

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement"), is made as of December 19, 2002 between Doran Sauer, an individual residing in the State of New Jersey ("Purchaser") and Associated Automotive Group Incorporated, a Florida corporation ("Seller").

         WHEREAS, Seller is a holding company which owns a wholly owned interest in C&K Auto Imports Inc., a New Jersey corporation ("Subsidiary");

         WHEREAS, the Subsidiary owns and operates two used highline and exotic automobile dealerships (the "Business");

         WHEREAS, Purchaser desires to acquire and Seller desires to sell its wholly owned interest in the Subsidiary (the "Equity Interest") in exchange for the consideration and upon the terms described herein (the "Purchase"); and

         WHEREAS, Purchaser and Seller desire to make certain representations, warranties, covenants and agreements in connection with the Purchase;

         NOW THEREFORE, in consideration of the mutual promises, covenants, provisions and representations contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                  THE PURCHASE

         1.1 SALE AND DELIVERY OF EQUITY INTEREST. Subject to all the terms and conditions of this Agreement, Seller shall sell, transfer, convey, assign and deliver to Purchaser at the Closing (as defined in paragraph 1.2 hereof) and Purchaser shall purchase, acquire and accept from the Seller certificates for the Equity Interest duly endorsed by Seller, or accompanied by duly executed stock powers.

         1.2 EFFECTIVE DATE AND CLOSING. The effective date (the "Effective Date") of this transaction shall be simultaneous with the receipt by Seller of the Purchase Price defined herein. The closing of the transaction contemplated herein (the "Closing") shall occur at a mutually agreeable time and place, on the earliest practicable date following the day on which all of the obligations and conditions precedent herein have been completed.

         1.3 PURCHASE PRICE. Subject to all of the terms and conditions set forth in the Agreement and in reliance on the representations, warranties and covenants hereinafter set forth, Purchaser shall deliver to Seller 750,000 shares of Associated Automotive Group Incorporated common stock (the "Shares") held by Purchaser and Two Hundred Fifty Thousand Dollars ($250,000) (the "Funds") (the Shares and the Funds are hereinafter collectively referred to as the "Purchase Price").

         1.4 PAYMENT OF PURCHASE PRICE. Purchaser shall assign, transfer, pledge and deliver to Seller the Shares. Purchaser agrees and acknowledges that it shall do all things necessary to perfect Seller's interest in the Shares within ten (10) days of the date of the execution of this Agreement. Purchaser shall transfer the Funds to Seller by wire transfer or other method acceptable to Seller.

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                                   ARTICLE II
                            REPRESENTATIONS OF SELLER

         As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as of the Closing the following:

         2.1 ORGANIZATION. Each of Seller and the Subsidiary is a company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification. To the best of Seller's knowledge and belief, the Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

         2.2 AUTHORITY. The execution of this Agreement and the consummation of the transactions contemplated herein have been authorized by the directors of the Seller and the officers and directors of the Subsidiary and Seller has the full power and authority to execute, deliver and perform this Agreement and this Agreement is a legal, valid and binding obligation of the Seller, and is enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other laws generally effecting the rights of creditors and general principles of equity.

         2.3 TITLE TO THE EQUITY INTEREST. Seller owns a wholly owned Equity Interest in the Subsidiary, which Equity Interest is duly and validly issued, fully paid and non-assessable. Seller has good and marketable title to the Equity Interest, free and clear of all debts, liens and encumbrances and, by virtue of the grant, conveyance, sale, transfer, and assignment of the Equity Interest hereunder, Purchaser shall receive good and marketable title to the Equity Interest, free and clear of all debts, liens and encumbrances. As of the Closing, there shall be no outstanding options, contracts, warrants, appreciation rights, redemption rights or subscription rights of any nature relating to the issuance, sale or acquisition of the Equity Interest.

         2.4 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Seller is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Seller, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Seller.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As an inducement to Seller to enter into this Agreement, the Purchaser represents and warrants to the Seller as of the date hereof and as of the Closing the following:


         3.1 AUTHORITY. The Purchaser has authorized the execution of this Agreement and the transactions contemplated herein, and Purchaser has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Purchaser, and is enforceable in

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accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other laws generally effecting the rights of creditors and general principles of equity.

         3.2 TITLE TO THE PURCHASE PRICE. Purchaser owns all of the Shares as defined in the Purchase Price ("Purchase Stock"). Purchaser has good and marketable title to the Purchase Stock, free and clear of all debts, liens and encumbrances and, by virtue of the grant, conveyance, sale, transfer, and assignment of the Purchase Stock hereunder, Seller shall receive good and marketable title to the Purchase Stock, free and clear of all debts, liens and encumbrances. As of the Closing, there shall be no outstanding options, contracts, warrants, appreciation rights, redemption rights or subscription rights of any nature relating to the issuance, sale or acquisition of the Purchase Stock.

         3.3 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Purchaser is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Purchaser, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Purchaser.

                                   ARTICLE IV
                                    COVENANTS

         4.1 RELEASE OF GUARANTIES. Purchaser shall have released Seller of all obligations, contingent or otherwise, relating to or in any way connected to or with the Equity Interest or Subsidiary, including but not limited to any and all bank guarantees or other guarantees.

         4.2 COOPERATION AFTER THE CLOSING; FURTHER ACTION. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done, all things necessary, proper or advisable under applicable laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

                                    ARTICLE V
                                    INDEMNITY

         5.1 INDEMNIFICATION BY PURCHASER. Purchaser and the Subsidiary, jointly and severally, agree to indemnify, defend and hold harmless Seller, and the respective officers, representatives, agents, employees of the Subsidiary and successors and assigns of the Seller from and against:

                  (1) Any and all losses resulting from any misrepresentation or breach of any representation or warranty or non-fulfillment of any covenant or agreement on the part of Purchaser under the terms of this Agreement;

                  (2) Any liability or assessment relating to any losses (including tax liability or assessment) related to Seller, the Subsidiary, the Equity Interest or this Agreement or the transactions contemplated hereby;

                  (3) All actions, suits, proceedings, arbitration's, demands, assessments, judgments, costs and expenses, including attorney's fees and disbursements, incident to the foregoing; and
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                  (4) All claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which result from or relate to any activities of the Subsidiary or Purchaser prior to, on or subsequent to the Closing Date or which result from or relate to any breach of, or failure by Purchaser to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Purchaser under this Agreement.

         5.2 INDEMNIFICATION BY SELLER.Seller agrees to indemnify, defend and hold harmless Purchaser, and the respective officers, representatives, agents, employees of the Purchaser from and against:

                  (1) Any and all losses resulting from any misrepresentation or breach of any representation or warranty or non-fulfillment of any covenant or agreement on the part of Seller under the terms of this Agreement; and

                  (2) Any liability or assessment relating to any losses (including tax liability or assessment) related to Purchaser or this Agreement or the transactions contemplated hereby;

                  (3) All actions, suits, proceedings, arbitration's, demands, assessments, judgments, costs and expenses, including attorney's fees and disbursements, incident to the foregoing; and

                  (4) All claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which result from or relate to any activities of the Seller subsequent to the Closing Date or which result from or relate to any breach of, or failure by Seller to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Seller under this Agreement.

                                   ARTICLE VI
                  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

         The Seller's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article VI. The Seller may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by the Seller of any other condition of or any of the Seller's rights or remedies at law or in equity, if Purchaser shall be in default of any of its representations, warranties, or covenants under this Agreement.

         6.1 PERFORMANCE. Purchaser shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date, and the Representations and Warranties contained in Article III shall be true and correct as of the Closing.

         6.2 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted against any party hereto on or before the Closing Date.

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         6.3 APPROVAL OF BOARD. The Board of Directors of Seller shall have approved of this Agreement and made a determination that the directors of the Seller acted in good faith and in the best interest of Seller in all ways related to or in connection with the transaction contemplated by this Agreement.

         6.4 RELEASE OF SELLER. Purchaser and the Subsidiary shall have released Seller from all claims of the Purchaser and Subsidiary, and shall have executed a release substantially in a form approved by the Seller.

                                   ARTICLE VII
                 CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

         The Purchaser's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article VII. The Purchaser may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by the Purchaser of any other condition of or any of the Purchaser's rights or remedies at law or in equity, if Seller shall be in default of any of its representations, warranties, or covenants under this Agreement.

         7.1 PERFORMANCE. Seller shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the closing Date, and the Representations and Warranties contained in Article II shall be true and correct as of the Closing.

         7.2 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted against any party hereto on or before the Closing Date.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 CAPTIONS AND HEADINGS. The Articles and paragraph/section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provisions of this Agreement.

         8.2 NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         8.3 WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

         8.4 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understandings between the parties hereto, and supersedes all prior agreements and understandings with respect to the subject matter hereof.

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         8.5 CHOICE OF LAW, JURISDICTION AND VENUE. This Agreement and the
rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Florida. Any action at law or in equity directly or indirectly in connection with, related to or in any way connected to this Agreement or any provisions hereof, shall be litigated in the state or federal courts located in the City of Fort Lauderdale and County of Broward, Florida. The parties hereto irrevocably waive any rights such party may otherwise have to transfer or change the venue of any litigation brought or arising in connection with this Agreement.

         8.6 COUNTERPARTS. This Agreement will be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.7 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of receipt if served personally on the party to whom notice is to be given, by telecopy or telegram, or mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         PURCHASER:  Doran Sauer
         ___________________________
         ___________________________
         ___________________________

         SELLER:  Associated Automotive Group Incorporated
         980 North Federal Highway, Suite 206
         Boca Raton, FL  33432
         Attention:  President

         8.8 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         8.9 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

         8.10 ANNOUNCEMENTS. Purchaser and Seller will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers. Except to the extent that the parties consent in writing otherwise, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media. Nevertheless, the parties agree that the Seller and the Purchaser or any affiliate thereof may make such disclosure (on Form 8-K, by press release or otherwise) regarding the terms of this Agreement and the transactions contemplated hereby as it deems necessary to comply with the applicable securities laws or the rules and regulations of the NASDAQ.

         8.11 EXPENSES. Except as specifically provided in this Agreement, all direct costs and expenses including legal, and any other out-of-pocket expense incurred by Seller, in connection with this transaction, shall be paid by Seller. All costs and expenses including legal, accounting and any other out-of-pocket expenses incurred by the Purchaser, in connection with this Agreement shall be paid by the Purchaser.

         8.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth in Articles II and III shall not survive the Closing. The covenants, agreements and indemnities set forth in Articles IV, V, and VII shall survive the Closing.

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         8.13 ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise by the Seller or the Purchaser; provided, however, that Purchaser may assign its rights and obligations to any subsidiary or affiliate of Purchaser, provided however that such assignment shall not release the Purchaser of it's obligations hereunder and Purchaser shall guarantee the obligation of any assignee.

         8.14 TERMINATION. This Agreement may be terminated prior to the Effective Date by mutual consent of the Seller and the Purchaser if the Boards of Directors of each so determines.

         AGREED TO AND ACCEPTED as of the date first above written.

                                      PURCHASER:

                                      DORAN SAUER


                                      /S/DORON SAUER
                                      --------------


                                      SELLER:

                                      ASSOCIATED AUTOMOTIVE GROUP INCORPORATED


                                      By:/S/DAVID JACOBY
                                      ----------------------------
                                      David Jacoby, Vice President





























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